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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Carson, Inc. of our report dated May 8, 1995, except as to Note 15, which is as of June 30, 1997, relating to the financial statements of Aminco, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading of "Independent Accountants" in such Prospectus


                                                          Price Waterhouse L.L.P

Atlanta, Georgia
December 19, 1997